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                                                                       Exhibit 1
                             Joint Filing Agreement



        In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of a Statement on Schedule 13D and any amendments thereto with respect to the Common Stock, par value $.01 of Lithium Technology Corporation and that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement as of February 24, 1998.




                                            GROUP III CAPITAL, INC.



                                            By:  /s/  Donald C. Taylor
                                               ---------------------------------
                                               Donald C. Taylor
                                               President



                                               /s/  Donald C. Taylor
                                            ------------------------------------
                                                   Donald C. Taylor